DATED : June 23, 2006

Media Century International Limited

AND

Newsgroup.com.hk Limited

_______________________________________________

JOINT VENTURE AGREEMENT

_______________________________________________

CONFIDENTIAL

THIS JOINT VENTURE AGREEMENT is made on the 23rd of June 2006

BETWEEN :-

(1)

Media Century International Limited, a company incorporated in British Virgin Islands whose office is situated at 3505, 35/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong (“MC”); and

(2)

Newsgroup.com.hk Limited, a company incorporated in Hong Kong whose registered correspondent office is situated at 8/F., No. 211 Johnston road, Wanchai, Hong Kong (“Newsgroup”).

RECITALS

A.

Newsgroup and MC agree to jointly develop the newsgroup internet business including internet advertising and movies in the countries of Singapore, Malaysia and United States of America;

B.

Newsgroup and MC shall work hand in hand in maximizing both parties business interests under the portal of www.sg.newsgroup.la, www.my.newsgroup.la, and www.us.newsgroup.la (“SITES”) in these countries;

C.

MC shall provide the local representation, including correspondent operational locations, appropriate man-power to properly develop the SITES;

D.

Newsgroup shall provide the backend technical support, programming, back-bone infrastructure, database and website contents to MC, so that MC can implement appropriate localization to the SITES.

E.

MC shall provide localization, including local information, local expenses, local licenses, local mirror servers and language support to the SITES.

F.

Newsgroup shall provide from time to time appropriate technical support to MC for local advertisement servicing purposes.

G.

Newsgroup’s management, TG entertainment Limited (“TGE”) shall advise MC from time to time the marketing and branding strategy of the SITES.  MC shall setup appropriate schedule and strategy for SITES branding.

H.

MC shall liaise with other local marketing firms, to attract advertising business for the SITES.

I.

Newsgroup shall provide from time to time different new business model for MC to market for the SITES.

NOW, THEREFORE, the parties hereto agree to terms and conditions of the joint venture as follows:

1.

Joint Venture

1.01

MC and Newsgroup hereby confirm to cooperate on a commercial level to seek business opportunity utilizing both parties’ resources by establishing and operating joint venture company (“JVC”).

1.02

The shareholding between Newsgroup and MC in JVC is Newsgroup 60% and MC 40%.  The profit sharing is the same ratio for each party respectively.

1.03

A JVC shall be setup by MC to reflect the above ownership to commence the operation.

1.04

When Newsgroup succeeds with the trading on OTCBB or NASDAQ, MC shall have the rights to inject the MC’s shares of the JVC into the public vehicle in exchange for publicly traded shares.  The injection shall be based on a reasonable PE ratio (less PE 10) as injection consideration or a consideration under negotiation.  This is subject to shares exchange agreement.

1.05

JVC’s performance will be subject to quarterly review by Newsgroup and MC management together to apply the appropriate corporate decision for the JVC’s best interest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SIGNED  by  Li, Sze Tang

)

for and on behalf of

)

Media Century International Limited

)

in the presence of / whose signature(s)

)

is/are verified by :-

)

SIGNED  by

)

for and on behalf of

)

Newsgroup.com.hk Limited

)

In the presence of / whose

)

signature(s) is/are verified by :-

)